UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2012

ALPHATEC HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-52024	20-2463898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5818 El Camino Real

Carlsbad, CA 92008

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (760) 431-9286

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On February 28, 2012, Alphatec Holdings, Inc. (the “Company”) issued a press release announcing its financial results for the quarter ended December 31, 2012 and the 2011 full fiscal year. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference. In accordance with General Instruction B-2 of Form 8-K, the information set forth in this Item 2.02 and in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(b) As described in Item 5.02 below, on February 22, 2012, the Company’s Board of Directors effected a management change of the Company, which included (i) the appointment of the Non-Executive Chairman of the Board of Directors, Leslie Cross, as the Company’s Chairman and Chief Executive Officer, and (ii) the appointment of the Company’s President, Chief Executive Officer and director, Dirk Kuyper, as President, Global Commercial Operations of the Company. Mr. Kuyper will remain on the Company’s board of directors. Due to these management changes, five of the ten members of the Board of Directors remain independent under NASDAQ rules.

On February 28, 2012, the Company notified The NASDAQ Stock Market LLC (NASDAQ) of the Company’s non-compliance with NASDAQ Listing Rule 5605(b)(1), which requires that a majority of the board of directors of a NASDAQ-listed company be comprised of independent directors. The Company intends to regain compliance with the NASDAQ requirement that a majority of its Board of Directors be comprised of independent directors as soon as practicable, and in any event within the cure period prescribed by NASDAQ Listing Rule 5605(b)(1)(A).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On February 22, 2012, Leslie Cross was appointed the Company’s Chairman of the Board of Directors and Chief Executive Officer. In connection with this appointment the Company entered into an employment agreement with Mr. Cross dated February 26, 2012 (the “Cross Agreement”).

The Cross Agreement has the following principal terms: Mr. Cross will receive an initial annual base salary of $500,000 and he is eligible to receive an incentive bonus each fiscal year in an amount equal to 75% of his annual base salary for such year, with the payment of such bonus based on Mr. Cross’s achievement of performance objectives established by the Company’s Board of Directors each fiscal year. Mr. Cross’s employment can be terminated at any time by either the Company or Mr. Cross with or without cause or notice.

Pursuant to the Cross Agreement, the Company will also grant Mr. Cross 200,000 shares of restricted common stock of the Company. All such shares will vest on the anniversary of the date of issuance if certain stock performance measures are achieved, as determined by the Compensation Committee of the Board of Directors. In addition, upon a change of control of the Company that occurs during his employment, any unvested shares of restricted common stock shall become fully vested.

Mr. Cross, age 61, served as the Company’s Non-Executive Chairman of the Board from July 2011 until his appointment as the Company’s Chairman and Chief Executive Officer. Until his retirement in 2011, Mr. Cross served as the President and Chief Executive Officer of DJO Global, Inc. (“DJO Global”), a position he held since 1995. Mr. Cross continues to serve as a member of the board of directors of DJO Global. DJO Global is a manufacturer and worldwide leading distributor of electrotherapy products, orthopedic implants and orthopedic rehabilitation products. From 1990 to 1995 Mr. Cross held principal executive roles at DJO Global and its predecessors.

On February 22, 2012, Dirk Kuyper was appointed the Company’s President, Global Commercial Operations. In connection with this appointment the Company entered into a second amended and restated employment agreement with Mr. Kuyper dated February 26, 2012 (the “Kuyper Agreement”).

The Kuyper Agreement has the following principal terms: Mr. Kuyper will receive an initial annual base salary of $375,000 and he is eligible to receive an incentive bonus each fiscal year based on Mr. Kuyper’s achievement of performance objectives established by the Compensation Committee of the Company’s Board of Directors each fiscal year. The Kuyper Agreement also provides for certain severance arrangements for Mr. Kuyper. In the event that Mr. Kuyper’s employment is terminated (i) by the Company without cause (excluding any termination due to Mr. Kuyper’s death or disability), (ii) by Mr. Kuyper or the Company within the first 90 days after February 26, 2012 (other than by the Company for cause), or (iii) by Mr. Kuyper for good reason, the Company is required to pay Mr. Kuyper (1) a severance payment of $500,000; and (2) payment of, or reimbursement for, the continuation of his health and dental insurance coverage pursuant to COBRA for a 12-month period following such termination date, provided that Mr. Kuyper is not otherwise eligible for health and dental insurance coverage. In the event that Mr. Kuyper’s employment is terminated due to either his death or disability, the Company is required to pay Mr. Kuyper (or his estate, as the case may be) (1) all accrued but unpaid compensation; (2) a pro-rated amount of $365,000 based on his date of termination. In addition, in the event of termination due to death or disability, any unvested stock options and restricted stock awards held by Mr. Kuyper shall become fully vested and not subject to forfeiture or repurchase.

Pursuant to the Kuyper Agreement, the parties agreed that the Company previously granted Mr. Kuyper 690,000 shares of restricted common stock of the Company, all of which became vested in 2011.

Dirk Kuyper, age 54, has served as a member of the Company’s Board of Directors since January 2008. Mr. Kuyper served as the Company’s President and Chief Executive Officer from June 2007 to February 2012. From 2004 to 2007, Mr. Kuyper served as the President of Aesculap Inc., a company that manufactures and sells surgical implants and instruments, including implants and instruments used in spinal surgery. From 2001 to 2004, Mr. Kuyper served as the Executive Vice President and Chief Operating Officer at Aesculap. From 1998 to 2001, Mr. Kuyper served as the Executive Vice President of Sales and Marketing at Aesculap. From 1990 to 1998, Mr. Kuyper held various sales positions of increasing responsibility at Aesculap.

On February 28, 2012, the Company issued a press release announcing the appointments of Messrs. Cross and Kuyper. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference. In accordance with General Instruction B-2 of Form 8-K, the information set forth in Exhibit 99.2 shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

The descriptions of the material terms of the Cross Agreement and Kuyper Agreement above are qualified in their entireties by the full terms and conditions of the Cross Agreement and the Kuyper Agreement, respectively, copies of which shall be filed with the Company’s Quarterly Report on Form 10-Q for the three month period ended March 31, 2012.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release of Alphatec Holdings, Inc., dated February 28, 2012.

99.2	Press Release of Alphatec Holdings, Inc., dated February 28, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHATEC HOLDINGS, INC.

Dated: February 28, 2012	/s/ Ebun S. Garner, Esq.
Ebun S. Garner, Esq.
General Counsel and Senior Vice President